Exhibit 10.8

September 1, 2012

Harold M. Stratton II (“Mr. Stratton”)

7120 N. Barnett Lane

Milwaukee, WI 53217

Dear Mr. Stratton:	Re: Retirement from employment with STRATTEC SECURITY CORPORATION (the “Company”)

Reference is hereby made to the agreements entered into between you and the Company which are listed on Schedule A hereto (collectively, the “Agreements”). The Agreements listed under items 1 and 2 on Schedule A hereto are referred to herein as the “Employment Agreements” and the agreements listed under items 3 through 7 on Schedule A hereto are referred to herein as the “Grant Agreements.”

Effective as of September 1, 2012 (the “Effective Date”), Mr. Stratton has retired as an employee and as Chief Executive Officer of the Company. Mr. Stratton will continue to serve as a member and non-executive Chairman of the Company’s Board of Directors, acting in that capacity as a “Service Provider” (as that term is defined in the Company’s Amended and Restated Stock Incentive Plan). In connection with Mr. Stratton’s retirement, effective as of the Effective Date, each of the undersigned agrees as follows:

1. The Employment Agreements are hereby terminated and all rights, obligations and liabilities of the parties arising thereunder shall terminate and be of no further force or effect; provided, however, any provisions in such Employment Agreements which by their terms expressly survive a termination (including, without limitation, any noncompetition, nonsolicitation, confidentiality or similar obligations) shall continue in full force and effect for the terms provided therein.

2. Notwithstanding Mr. Stratton’s retirement from his employment with the Company and the provisions of the Grant Agreements regarding vesting, forfeiture and exercise limitations on outstanding grants of stock options and/or shares of restricted stock under the Grant Agreements as a result of such retirement from employment, the undersigned hereby clarify and agree that as a result of Mr. Stratton’s continuing service as a Director and Service Provider, any options (whether vested or unvested) and any unvested shares of restricted stock awarded to Mr. Stratton under the Grant Agreements that are outstanding as of the Effective Date shall remain issued and outstanding and shall continue to vest and be exercisable (in the case of any outstanding options on the date hereof) by Mr. Stratton in accordance with the terms of the Grant Agreements while Mr. Stratton remains a Director and a Service Provider. If Mr. Stratton’s status as a Director and Service Provider terminates prior to the vesting of any then outstanding shares of restricted stock or prior to

Harold M. Stratton II

September 1, 2012

the vesting and exercise of any then outstanding stock options, such awards shall stop vesting and terminate and be exercisable (in the case of options) in accordance with the terms of the Grant Agreements.

3. This Letter Agreement may be executed in counterparts and by facsimile delivery of signature pages, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Signatures delivered by facsimile or by email in portable document format (“pdf”) shall be binding for all purposes hereof. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns.

Please execute this letter agreement where indicated below to confirm your agreement to the provisions of this letter.

STRATTEC SECURITY CORPORATION

By:	/s/ Frank J. Krejcii
Frank J. Krejci, President and Chief Executive Officer

Agreed to and accepted by the undersigned effective as of September 1, 2012.

By:	/s/ Harold M. Stratton II
Harold M. Stratton II

SCHEDULE A

Agreements

1. Employment Agreement made as of May 5, 2010 by and between STRATTEC SECURITY CORPORATION and Harold M. Stratton II.

2. Employment Agreement (Change of Control) made as of May 5, 2010 by and between STRATTEC SECURITY CORPORATION and Harold M. Stratton II.

3. Non-Qualified Stock Option Grant Agreement dated as of February 26, 2009 between STRATTEC SECURITY CORPORATION and Harold M. Stratton II.

4. The STRATTEC SECURITY CORPORATION Stock Incentive Plan Stock Option Agreement executed by STRATTEC SECURITY CORPORATION in favor of Harold M. Stratton II dated as of August 17, 2010.

5. Restricted Stock Grant Agreement dated as of August 17, 2010 between STRATTEC SECURITY CORPORATION and Harold M. Stratton II.

6. The STRATTEC SECURITY CORPORATION Stock Incentive Plan Stock Option Agreement executed by STRATTEC SECURITY CORPORATION in favor of Harold M. Stratton II dated as of August 22, 2011.

7. Restricted Stock Grant Agreement dated as of August 22, 2011 between STRATTEC SECURITY CORPORATION and Harold M. Stratton II.